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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ____________

                                   FORM  8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report:   November 28, 1995
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                              ARDEN GROUP, INC.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)


        0-9904                                         95-3163136
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(Commission File Number)                  (I.R.S. Employer Identification No.)


2020 South Central Avenue, Compton, California                   90220
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   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (310) 638-2842
                                                            --------------

                                  No Change
         ------------------------------------------------------------
         Former name or former address, if changed since last report.



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Item 5.  Other Events

On November 16, 1995, Arden Group, Inc. announced that it has agreed to purchase 177,229 shares of its Class A Common Stock from two of its institutional holders for $62.50 per share, or an aggregate of
approximately $11,000,000 to be paid from  working capital.    The  company
anticipates these transactions will be consummated on or about the end of November 1995. The number of shares represents 18.3% of outstanding Class A Common shares and 13.5% of total outstanding Common shares. After these purchases, the company will have outstanding 793,637 shares of Class A Common Stock and 343,246 shares of Class B Common Stock.





                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  ARDEN GROUP, INC.
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                                                      Registrant



Date November 28, 1995                             ERNEST T. KLINGER
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                                                   Ernest T. Klinger
                                      Vice President Finance and Administration
                                             and Chief Financial Officer


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